Exhibit 10.15

                            FIRST AMENDMENT OF LEASE

            AGREEMENT, dated this day of ,1999, between MADISON THIRD BUILDING COMPANIES LLC, a New York limited liability company having an office at 750 Lexington Avenue, New York, New York 10022 ("Landlord"), and INTERNET COMMERCE CORPORATION, a New York corporation having an office at 805 Third Avenue, New York, New York 10022, ("Tenant").


                             W I T N E S S E T H:


            WHEREAS, 805 Third Ave. Co., Landlord's predecessor-in-interest, as landlord and Infosafe Systems, Inc. Tenant's predecessor-in-interest as tenant have heretofore entered into a lease dated October 31, 1997 (the "Lease") for part of the 9th floor ("Existing Premises") in the building known as 805 Third Avenue, New York, New York ("Building"), for the term ending January 31, 2005; and

            WHEREAS, Tenant wishes to rent additional space on the 9th floor adjoining the Existing Premises (the "Additional Premises"), and Landlord is willing to do so, upon the terms and conditions hereinafter provided.

            NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter provided, Landlord and Tenant agree as follows:

            1. Except as otherwise herein defined, all terms contained in this Agreement shall be for the purposes hereof have the same meaning ascribed to them in the Lease.

            2. Tenant has examined and agrees to accept the Additional Premises on the Effective Date (as hereinafter defined) in its then "as is" condition and state of repair, and Landlord shall not be required to do any work therein to make the same suitable for the conduct of Tenant's business.

            3. On January 15, 2000, (the "Effective Date"), Landlord agrees to deliver possession of the Additional Premises to Landlord, vacant and free of occupants. Following the Effective Date, wherever the Demised Premises is referred to in the Lease, the same shall mean, collectively, the Additional Premises, more particularly delineated in the plan annexed hereto as Schedule A, and the Existing Premises. Following the Effective Date, Tenant, at its expense, shall perform the work in the Additional Premises pursuant to the provisions of Schedule B.

            4. Commencing form and after the Effective Date, the Lease is amended as follows:

            (A) Section 3.01(a) is deleted in its entirety and the following is substituted in its place:

                  "(a) a fixed minimum rent the "minimum rent")
            at the following annual rates:

                  (i) $469,850.00 per annum (or $39,154.17 per month) for the period from January 15, 2000 to January 31, 2001, provided part of the minimum rent only in the amount of $20,637.50 for each of the 1st, 2nd and 3rd full months of following the Effective Date shall be abated and the balance of minimum rent for each such month of $18,516.67 shall be paid by Tenant; and

                  (ii)  $488,900.00 per annum (or $40,741.67 per month) for
            the period from February 1, 2001 to January 31, 2003; and

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                  (iii) $507,950.00 per annum (or $42,329.17 per month) for the period from February 1, 2003 to January 31, 2005; and"

            (B) In Section 22.01, in subdivision (v), "the Percentage" shall mean 2.27%.

            (C) In Section 22.02, in subdivision (vi), the "Multiplication Factor" shall mean 12,325.

            (D) In Section 23.03, the "Rent Inclusion Factor" shall mean $36,975.00.

            5. Tenant had heretofore deposited with Landlord as security under the Lease a Letter of Credit in the amount of $85,000.00, all as provided in
Section 36.01 and 36.02. Concurrently herewith Tenant shall either (i) deliver an amendment to the Letter of Credit increasing the amount thereto to $151,675.00 or (ii) deliver a new Letter of Credit in the amount of $151,675.00 and Landlord will then return the existing Letter of Credit. Thereafter, wherever the amount of $85,000.00 is referred to in said Sections 36.01 and 36.02, the same shall be changed to $151,675.00. Section 36.06 is amended to provide that after twenty-four (24) consecutive monthly payments of minimum rent and escalation rent the amount of security shall be reduced to $116,675.00 (instead of $50,000.00) and after thirty-six (36) consecutive monthly payments of such minimum rent and escalation rent the amount of the security deposit shall be further reduced to $106,675.00 (instead of $40,000.00).

            6. Landlord and Tenant represent and warrant that they have no dealings or negotiations with any broker or agent, other than Cohen Brothers Realty Corporation, in connection with this Agreement. Landlord will pay said broker a commission pursuant to separate agreement. Landlord and Tenant agree to indemnify and hold harmless the other from and against any cost, expense or liability for any compensation, commissions or charges arising out of a breach by the other of the representations contained in this paragraph.

            7. Except as modified by this Agreement, the Lease and all the terms, covenants and conditions thereof (contained those which by their terms are no longer applicable) shall remain in full force and effect and are hereby in all respects ratified and confirmed.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement on the day and year first above written.

                                 MADISON THIRD BUILDING COMPANIES LLC
                                 By:  Madison Third Building Companies, Corp.
                                      its managing member


                                 By:
                                      --------------------------------------
                                      Charles Steven Cohen, President
                                      Landlord


                                 INTERNET COMMERCE CORPORATION


                                 By:  /s/:  Richard Blume
                                      --------------------------------------
                                      Name:  Richard Blume
                                             Title: Chief Operating Officer
                                                     Tenant

                                   SCHEDULE A

                                   Floor Plan

                                   SCHEDULE B


                                      Work

                                      Lease

                                     Between



                      MADISON THIRD BUILDING COMPANIES LLC

                                                                     As Landlord
                                       and


                          INTERNET COMMERCE CORPORATION

                                                                       As Tenant


                Relating to part of the 9th floor in Building 805 Third Avenue,
                     New York, New York

            1. Tenant, at Tenant's expense, shall cause to be prepared by Tenant's architect the following final architectural and specifications and by Tenant's engineer the following final mechanical drawings and specifications for the work to be performed by Tenant under Paragraph 2 of this Exhibit B:

(a) One sepia plus twelve (12) prints of complete, finished, detailed architectural drawings and specifications, and subsequent revisions, for Tenant's partition layout, reflected ceiling and other installations.

(b) One sepia plus twelve (12) prints of complete mechanical plans and specifications where necessary for installation of air conditioning system and ductwork, electrical, plumbing, sprinkler and other mechanical plans if required by reason of other mechanical work by Tenant, and subsequent revisions.

            All such final plans and specifications are subject to Landlord's written approval.

            Tenant covenants and agrees to cause said plans and specifications to be delivered to Landlord within thirty (30) days from the date hereof for approval by Landlord. Upon approval by Landlord, Tenant shall cause said plans to be filed promptly, at Tenant's expense, with the appropriate governmental agencies in such form (building notice, alteration or other form) as Landlord may direct, including filing of Building Department Form No. TR-1. Tenant, at Tenant's expense, shall obtain the building permits for such work.

            Tenant shall not commence its work until such permits are obtained. Tenant shall be responsible for the coordination of all architectural and engineering design drawings including applicable code and local law compliance, project dimensions and existing field conditions.

            2. In accordance with and as indicated on the final plans and specifications, Tenant, at Tenant's expense, will perform and install the work and installations therein set forth:

            3. Landlord will permit Tenant and its agents to enter the Additional Premises prior to the Effective Date of this Agreement in order that Tenant may perform through its own contractors, to be first approved by Landlord, the work and decorations shown on Tenant's approved plans. The foregoing license to enter prior to the Effective Date is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with Landlord's mechanics or contractors in the Building or by any other tenants or their contractors. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon 24 hours notice to Tenant.

            Workers' Compensation and public liability insurance and property damage insurance, all in amounts and with companies and on forms reasonably satisfactory to Landlord, shall be provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and before proceeding with the work, certificates of such insurance shall be furnished to Landlord, all as provided in Article 5 of the Lease.

            Such entry shall be deemed to be under all of the terms, covenants, and conditions of the Lease except as to the covenant to pay minimum rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations so made prior to the Effective Date, the same being solely at Tenant's risk.

                                 MADISON THIRD BUILDING COMPANIES LLC By:
                                 Madison Third Building Companies, Corp.
                                      its managing member


                                 By:
                                      -------------------------------------
                                      Charles Steven Cohen, President
                                      Landlord


INTERNET COMMERCE CORPORATION


By:  /s/:  Richard Blume
     -------------------------------------
     Name:  Richard Blume
     Title:  Chief Operating Officer
     Tenant